Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2020, with respect to the financial statements of Forte Biosciences, Inc. as of December 31, 2019 and 2018 and for the two years then ended appearing in the Company’s registration Statement on Form S-4 (File No. 333-237371).

/s/ Mayer Hoffman McCann P.C.

San Diego, California
August 11, 2020